      10990 Roe Avenue
      Overland Park, KS 66211-1213
      (913) 696-6100
      (913) 696-6116 FAX                                            NEWS RELEASE

Y E L L O W   R O A D W A Y   C O R P O R A T I O N
      --------------------------------------------------------------------------


      JANUARY 29, 2004

      FOR IMMEDIATE RELEASE

      YELLOW ROADWAY CORPORATION POSTS RECORD 4TH QUARTER

      >> YELLOW TRANSPORTATION ADJUSTED OPERATING INCOME UP 35 PERCENT FROM 4TH
         QUARTER 2002
      >> MERIDIAN IQ REVENUE GROWTH OF 60 PERCENT FROM 4TH QUARTER 2002
      >> EXACT EXPRESS, AN EXPEDITED SERVICE, GROWS REVENUE BY 56 PERCENT FROM
         4TH QUARTER 2002
      >> ROADWAY CORPORATION ACQUISITION COMPLETED ON DECEMBER 11, 2003

      OVERLAND PARK, KAN. --- Yellow Roadway Corporation (NASDAQ: YELL) (Yellow Roadway) today announced fourth quarter 2003 adjusted earnings per share of $.71, up 42% from $.50 per share earned in the fourth quarter last year. This represents the best fourth quarter results in the 79-year history of the Yellow organization. These fourth quarter 2003 results exclude $.73 per share of costs; primarily attributed to the acquisition of Roadway and its results of operations from the date of acquisition through December 31, 2003. Reported fourth quarter 2003 results were a loss of $.02 per share. See the attached "Supplemental Financial Information" for more details related to these adjustments.

      "Joining forces with Roadway is a significant milestone, providing enhanced market reach and growth opportunities," said Bill Zollars - Chairman, President and CEO of Yellow Roadway Corporation. "We look forward to leveraging the capabilities of the new organization and achieving the synergies that are available to us. There are tremendous opportunities to optimize the best practices used by each organization while achieving cost savings."

      Revenue for the fourth quarter of 2003, excluding Roadway revenue since the date of acquisition, was $762 million, up 6.4%, from $717 million in the fourth quarter of 2002. Including revenue from the Roadway acquisition, consolidated revenue for the fourth quarter of 2003 was $903 million.

      "We experienced slightly improving economic conditions during the fourth quarter," said Zollars. "We grew revenue, excluding Roadway, by over 6 percent, even though we had challenging weather conditions and a difficult comparison to last year due to a business surge created by the closure of Consolidated Freightways in September 2002." Revenue growth came from increased business volumes, effective yield management, growth in premium services and an acquisition at Meridian IQ. Exact Express, our expedited, time-definite service, continues to grow rapidly, posting a 56% revenue improvement compared to fourth quarter 2002 and a 59% increase in revenue for the full year 2003 compared to 2002.

      Yellow Roadway Corporation 2003 Fourth Quarter Financial Results //
      Page Two


      For the year ended December 31, 2003, Yellow Roadway highlights include:

      o Revenue of $2.93 billion, excluding Roadway, up 11.6% from $2.62 billion in the same period of 2002. Including revenue from the Roadway acquisition, consolidated revenue for the year 2003 was $3.07 billion.
      o Adjusted operating income of $117.4 million, excluding Roadway, compared to $55.3 million in the same period of 2002. Reported operating income of $88.6 million, nearly twice the $46.9 million earned in the same period of 2002.
      o Adjusted earnings per share of $2.27, excluding Roadway, compared to $1.03 in the same period of 2002. Reported earnings per share of $1.33 compared to $.84 in the same period of 2002.

      The consolidated balance sheet and statement of cash flows for Yellow Roadway will be filed in a Form 8-K within the next week.


      YELLOW TRANSPORTATION

      Yellow Transportation fourth quarter 2003 highlights include:

      o   Revenue of $722 million, up 4.3% from $692 million in fourth quarter
          2002.

      o Less-than-truckload (LTL) revenue per day was up 4.7% from the fourth quarter of 2002, primarily reflecting a 1.1% increase in LTL tonnage per day and a 3.6% improvement in LTL revenue per hundred weight (3.5% excluding fuel surcharge).

      o Adjusted operating income of $39.9 million, the most profitable fourth quarter in Yellow Transportation history, up from $29.6 million in fourth quarter 2002. Reported operating income of $21.2 million compared to $30.4 million in fourth quarter 2002.

      o Adjusted operating ratio of 94.5%, a 1.2 percentage point improvement from the fourth quarter 2002. Reported operating ratio of 97.1% compared to 95.6% in fourth quarter 2002.

      "Yellow Transportation continues to excel at yield management, cost control and service quality," said Zollars. "Maintaining the right balance between business volumes and yield resulted in significant profit enhancement."

      For the year ended December 31, 2003, Yellow Transportation highlights include:

      o Revenue of $2.81 billion, up 10.4% from $2.55 billion in the same period of 2002.

      o LTL revenue per day was up 10.7% from the same period of 2002, primarily reflecting a 5.5% increase in LTL tonnage per day and a 4.9% improvement in LTL revenue per hundred weight (3.6% excluding fuel surcharge).

      o Adjusted operating income of $138.9 million, the most profitable year in Yellow Transportation history, up from $71.1 million in the same period of 2002. Reported operating income of $119.9 million compared to $70.6 million in the same period of 2002.

      o Adjusted operating ratio of 95.1%, a 2.1 percentage point improvement from the same period of 2002, and the best since 1990. Reported operating ratio of 95.7% compared to 97.2% in the same period of 2002.

      o Adjusted operating income increased $68 million, while revenue was up $265 million from the same period of 2002, resulting in a 26% incremental margin.

      Yellow Roadway Corporation 2003 Fourth Quarter Financial Results // Page Three


      ROADWAY

      As a result of the acquisition, Roadway has reported its results since December 11 under a new basis of accounting and has conformed its accounting policies to be consistent with the policies of Yellow Roadway. Therefore, Roadway fourth quarter 2003 results are not comparable to those from other historical accounting periods. For a summary of Roadway fourth quarter 2003 results, refer to the section in this release entitled "Supplemental Roadway Financial Information."

      At Roadway Express, total tonnage per day in fourth quarter 2003 was down 6.4%, primarily due to the difficult comparison to fourth quarter 2002. Since the Roadway fourth quarter contains 16 weeks, the entire fourth quarter of 2002 was impacted by increased volumes from the closure of Consolidated Freightways. Tonnage comparisons to the prior year improved throughout the fourth quarter. This trend continued into January 2004, to the point where volumes are within 2% of January 2003 levels.

      Roadway Express LTL revenue per hundred weight was up 3.9% in the fourth quarter of 2003 compared to the prior year when adjusted for significant changes in business mix, primarily a notable increase in weight per shipment.

      "We are encouraged by the improving tonnage trends and strengthening yields at Roadway Express and pleased with the continued solid performance at New Penn," Zollars stated.

      For additional statistical information related to the Roadway subsidiaries, refer to the sections in this release entitled "Statistical Information, Roadway Express" and "Statistical Information, New Penn."


      MERIDIAN IQ

      Meridian IQ fourth quarter 2003 highlights include:

      o   Revenue of $42 million, up 60% from $26 million in fourth quarter
          2002.

      o Adjusted operating income of $1.0 million, compared to $0.3 million in the fourth quarter of 2002. Reported operating income of $1.0 million, compared to a loss of $0.8 million in the fourth quarter of 2002.

      "Meridian IQ continues to gain momentum and show significant progress. Strong organic growth at existing service offerings and the contribution from the recent acquisition of GPS U.S. helped Meridian IQ to grow revenue and profitability," said Zollars.

      For the year ended December 31, 2003, Meridian IQ highlights include:

      o Revenue of $120 million, up 47% from $82 million in the same period of 2002.

      o Adjusted operating profit of $0.8 million compared to a $1.4 million loss in the same period of 2002. Reported operating income of $0.3 million, compared to a loss of $2.7 million in the same period of 2002.

      Yellow Roadway Corporation 2003 Fourth Quarter Financial Results // Page Four


      OUTLOOK

      "For the full year 2004, we expect earnings to be between $2.70 and $3.30 per share, consistent with our previous guidance," Zollars stated. This is based on $6.5 billion in revenue, $50 million in interest expense, a consolidated income tax rate of 39% and average shares outstanding of 49 million. Net synergy cost savings are projected to be between $30 and $50 million for the full year 2004 and capital expenditures are expected to be $200 million. Economic assumptions include a 4% growth rate for GDP and industrial production in 2004. "With our significant operating leverage, we are well positioned to take advantage of improving economic conditions," Zollars continued. "For the first quarter of 2004, we expect earnings to be between $.25 and $.35 per share."


      REVIEW OF FINANCIAL RESULTS

      A teleconference review of Yellow Roadway Corporation fourth quarter 2003 financial results has been scheduled for Friday, January 30, 2004, beginning at 9:30 a.m. Eastern, 8:30 a.m. Central. Hosting the conference call will be: Bill Zollars - Chairman, President and CEO of Yellow Roadway Corporation; Don Barger - Sr. Vice President and CFO of Yellow Roadway Corporation; Jim Staley - President and CEO of Roadway; James Welch - President and CEO of Yellow Transportation; and Jim Ritchie - President and CEO of Meridian IQ.

      To participate, please dial 1-888-609-3912 and allow five to ten minutes prior to the start of the call. The conference call will be webcast live via StreetEvents at www.streetevents.com and via the Yellow Roadway Corporation Internet site www.yellowcorp.com. An audio playback will be available until February 10, 2004 by calling 1-800-642-1687 then dialing the access code 4131743. In addition, an audio playback will be available for 30 days via the StreetEvents and Yellow Roadway Corporation web sites.

      Yellow Roadway Corporation 2003 Fourth Quarter Financial Results // Page Five


      This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "believe," "intend," and similar expressions are intended to identify forward-looking statements. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (without limitation), labor relations, inclement weather, price and availability of fuel, competitor pricing activity, expense volatility, ability to capture cost synergies, and a downturn in general or regional economic activity.

      The per share, income, operating income and operating ratio amounts included in this news release that exclude adjustments are representative of our ongoing business in the current period. Management does not consider these items when evaluating base financial performance. The statements of consolidated operations have an additional column with the results of the former Yellow Corporation entities only. Management feels these results are more comparable to the prior year period, as the results of Roadway are only included in the consolidated operations for the last twenty days of December 2003.

      Yellow Roadway Corporation is a Fortune 500 Company and one of the largest transportation service providers in the world. Through its subsidiaries including Yellow Transportation, Roadway Express, New Penn, Reimer Express, Meridian IQ and Yellow Technologies, Yellow Roadway offers its customers a wide range of asset and non-asset-based transportation services integrated by technology. The Yellow Roadway portfolio of brands provides a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, Yellow Roadway Corporation employs approximately 50,000 people.



      Analyst Contact:     Stephen Bruffett
                           Yellow Roadway Corporation
                           913-696-6108
                           steve.bruffett@yellowroadway.com

      Media Contact:       Suzanne Dawson
                           Linden Alschuler & Kaplan
                           212-329-1420
                           sdawson@lakpr.com

                      STATEMENTS OF CONSOLIDATED OPERATIONS
                   Yellow Roadway Corporation and Subsidiaries
                     For the Three Months Ended December 31
                  (Amounts in thousands except per share data)
                                   (Unaudited)


                                                                 2003               2003             2002
                                                         Consolidated (a)         Yellow (b)       Yellow (c)
                                                         ------------          ---------        ---------
OPERATING REVENUE                                           $ 903,365          $ 762,347        $ 716,812
                                                            ---------          ---------        ---------

OPERATING EXPENSES:
      Salaries, wages and employees' benefits                 584,379            490,537          452,702
      Operating expenses and supplies                         129,484            107,185          113,893
      Operating taxes and licenses                             24,038             19,675           19,787
      Claims and insurance                                     27,698             23,950           12,094
      Depreciation and amortization                            25,192             20,992           20,406
      Purchased transportation                                104,205             85,338           72,401
      Gains on property disposals, net                           (589)              (584)            (832)
      Acquisition, spin-off and reorganization charges          2,260              2,260            1,846
                                                            ---------          ---------        ---------
           Total operating expenses                           896,667            749,353          692,297
                                                            ---------          ---------        ---------
OPERATING INCOME                                                6,698             12,994           24,515
                                                            ---------          ---------        ---------

NONOPERATING (INCOME) EXPENSES:
      Interest expense                                          8,810              8,126            2,158
      ABS facility charges                                          -                  -              351
      Other                                                      (796)            (1,018)            (253)
                                                            ---------          ---------        ---------
           Nonoperating expenses, net                           8,014              7,108            2,256
                                                            ---------          ---------        ---------

INCOME (LOSS) BEFORE INCOME TAXES                              (1,316)             5,886           22,259
INCOME TAX PROVISION (BENEFIT)                                   (644)             2,000            8,064
                                                            ---------          ---------        ---------
NET INCOME (LOSS)                                           $    (672)         $   3,886        $  14,195
                                                            =========          =========        =========
AVERAGE SHARES OUTSTANDING-BASIC                               32,721             29,685           29,426
AVERAGE SHARES OUTSTANDING-DILUTED                             33,098             30,062           29,815
BASIC EARNINGS (LOSS) PER SHARE                             $   (0.02)         $    0.13        $    0.48
DILUTED EARNINGS (LOSS) PER SHARE                               (0.02)              0.13             0.48


(a) Represents the results of all Yellow Roadway entities including Roadway LLC entities for December 12 through 31.

(b) As the results of Roadway LLC are only included in our consolidated operations for the last twenty days of the period in accordance with generally accepted accounting principles (GAAP), Yellow Roadway believes an investor's understanding of its results are enhanced by disclosing the three-month period excluding Roadway LLC. These results are more comparative to the prior year period and are used by management to evaluate the company's performance for the current period. To reconcile to the consolidated results including Roadway, an investor may take this column and add the results disclosed for Roadway LLC on the "Supplemental Roadway Financial Information" page attached. For a reconciliation of the diluted average shares outstanding, refer to the "Supplemental Financial Information" page attached.

(c) On December 11, 2003, Yellow completed its acquisition of Roadway Corporation accounting for the transaction as a purchase under GAAP. As a result, the financial results prior to the acquisition have not been restated to include the results of Roadway.

                      STATEMENTS OF CONSOLIDATED OPERATIONS
                   Yellow Roadway Corporation and Subsidiaries
                     For the Twelve Months Ended December 31
                  (Amounts in thousands except per share data)
                                   (Unaudited)


                                                                  2003                 2003               2002
                                                          Consolidated (a)           Yellow (b)         Yellow (c)
                                                          ------------          -----------        -----------
OPERATING REVENUE                                          $ 3,068,616          $ 2,927,598        $ 2,624,148
                                                           -----------          -----------        -----------

OPERATING EXPENSES:
      Salaries, wages and employees' benefits                1,970,440            1,876,598          1,717,382
      Operating expenses and supplies                          449,825              427,526            385,522
      Operating taxes and licenses                              83,548               79,185             75,737
      Claims and insurance                                      67,670               63,922             57,197
      Depreciation and amortization                             87,398               83,198             79,334
      Purchased transportation                                 318,176              299,309            253,677
      Losses (gains) on property disposals, net                   (167)                (162)               425
      Acquisition, spin-off and reorganization charges           3,124                3,124              8,010
                                                           -----------          -----------        -----------
           Total operating expenses                          2,980,014            2,832,700          2,577,284
                                                           -----------          -----------        -----------
OPERATING INCOME                                                88,602               94,898             46,864
                                                           -----------          -----------        -----------

NONOPERATING (INCOME) EXPENSES:
      Interest expense                                          20,606               19,922              7,211
      ABS facility charges                                           -                    -              2,576
      Other                                                      1,182                  960               (509)
                                                           -----------          -----------        -----------
           Nonoperating expenses, net                           21,788               20,882              9,278
                                                           -----------          -----------        -----------

INCOME FROM CONTINUING OPERATIONS
      BEFORE INCOME TAXES                                       66,814               74,016             37,586
INCOME TAX PROVISION                                            26,131               28,775             13,613
                                                           -----------          -----------        -----------
INCOME FROM CONTINUING OPERATIONS                               40,683               45,241             23,973
Loss from discontinued operations, net                               -                    -           (117,875)
                                                           -----------          -----------        -----------
NET INCOME (LOSS)                                          $    40,683          $    45,241        $   (93,902)
                                                           ===========          ===========        ===========

AVERAGE SHARES OUTSTANDING-BASIC                                30,370               29,604             28,004
AVERAGE SHARES OUTSTANDING-DILUTED                              30,655               29,889             28,371
BASIC EARNINGS (LOSS) PER SHARE:
      Income from continuing operations                    $      1.34          $      1.53        $      0.86
      Loss from discontinued operations                              -                    -              (4.21)
                                                           -----------          -----------        -----------
      Net income (loss)                                    $      1.34          $      1.53        $     (3.35)
                                                           -----------          -----------        -----------

DILUTED EARNINGS (LOSS) PER SHARE:
      Income from continuing operations                    $      1.33          $      1.51        $      0.84
      Loss from discontinued operations                              -                    -              (4.15)
                                                           -----------          -----------        -----------
      Net income (loss)                                    $      1.33          $      1.51        $     (3.31)
                                                           -----------          -----------        -----------

 (a) Represents the results of all Yellow Roadway entities including Roadway LLC entities for December 12 through 31.

 (b) As the results of Roadway LLC are only included in our consolidated operations for the last twenty days of the period in accordance with generally accepted accounting principles (GAAP), Yellow Roadway believes an investor's understanding of its results are enhanced by disclosing the twelve-month period excluding Roadway LLC. These results are more comparative to the prior year period and are used by management to evaluate the company's performance for the current period. To reconcile to the consolidated results including Roadway, an investor may take this column and add the results disclosed for Roadway LLC on the "Supplemental Roadway Financial Information" page attached. For a reconciliation of the diluted average shares outstanding, refer to the "Supplemental Financial Information" page attached.

 (c) On December 11, 2003, Yellow completed its acquisition of Roadway Corporation accounting for the transaction as a purchase under GAAP. As a result, the financial results prior to the acquisition have not been restated to include the results of Roadway.

                       SUPPLEMENTAL FINANCIAL INFORMATION
                   Yellow Roadway Corporation and Subsidiaries
            For the Three Months and Twelve Months Ended December 31
                  (Amounts in thousands except per share data)
                                   (Unaudited)


                                                        Three Months                             Twelve Months
                                                ----------------------------            -------------------------------
                                                       2003           2002         %            2003            2002           %
                                                ----------------------------------------------------------------------------------
Operating revenue:
   Yellow Transportation                        $   722,007    $   692,031        4.3    $ 2,811,892      $ 2,547,052        10.4
   Meridian IQ                                       41,501         25,905       60.2        120,245           81,771        47.1
   Corporate/Other                                   (1,161)        (1,124)      (3.3)        (4,539)          (4,675)        2.9
                                                -----------    -----------               -----------      -----------
     Total Yellow only (a)                          762,347        716,812        6.4      2,927,598        2,624,148        11.6
   Roadway Express (b)                              131,248                                  131,248
   New Penn (b)                                       9,770                                    9,770
                                                -----------                              -----------
Consolidated                                        903,365                                3,068,616

Reported operating income (loss):
   Yellow Transportation                             21,210         30,418      (30.3)       119,906           70,594        69.9
   Meridian IQ                                          961           (754)     227.5            288           (2,697)      110.7
   Corporate/Other                                   (9,177)        (5,149)     (78.2)       (25,296)(c)      (21,033)      (20.3)
                                                -----------    -----------               -----------      -----------
     Total Yellow only                               12,994         24,515      (47.0)        94,898           46,864       102.5
   Roadway Express                                   (6,075)                                  (6,075)
   New Penn                                            (221)                                    (221)
                                                -----------                              -----------
Consolidated                                          6,698                                   88,602

Adjustments to operating income
 (loss) by segment (d):
   Yellow Transportation                             18,641           (802)                   19,020              523
   Meridian IQ                                           57          1,056                       482            1,299
   Corporate/Other                                    2,478            760                     2,960            6,613
                                                -----------    -----------               -----------      -----------
     Total Yellow only                               21,176          1,014                    22,462            8,435

Adjustments to operating income (loss)
  by type (d):
   Losses (gains) on property disposals                (584)          (832)                     (162)             425
   Acquisition, spin-off and reorganization
    charges                                           2,260          1,846                     3,124            8,010
   Legal provision                                    2,000              -                     2,000                -
   Conforming accounting policies                    17,500              -                    17,500                -
                                                -----------    -----------               -----------      -----------
     Total Yellow only                               21,176          1,014                    22,462            8,435

Adjusted operating income (loss):
   Yellow Transportation                             39,851         29,616       34.6        138,926           71,117        95.3
   Meridian IQ                                        1,018            302      237.1            770           (1,398)      155.1
   Corporate/Other                                   (6,699)        (4,389)     (52.6)       (22,336)         (14,420)      (54.9)
                                                -----------    -----------               -----------      -----------
     Total Yellow only                               34,170         25,529       33.8        117,360           55,299       112.2

Reported operating ratio:
   Yellow Transportation                               97.1%          95.6%                     95.7%            97.2%
   Total Yellow only                                   98.3%          96.6%                     96.8%            98.2%
   Consolidated                                        99.3%                                    97.1%

Adjusted operating ratio:
   Yellow Transportation                               94.5%          95.7%                     95.1%            97.2%
   Total Yellow only                                   95.5%          96.4%                     96.0%            97.9%





                            (Continued on next page)

                       SUPPLEMENTAL FINANCIAL INFORMATION
                   Yellow Roadway Corporation and Subsidiaries
            For the Three Months and Twelve Months Ended December 31
                  (Amounts in thousands except per share data)
                                   (Unaudited)


                                                                              Three Months                Twelve Months
                                                                       -------------------------    -----------------------
                                                                            2003          2002          2003          2002
                                                                       -------------------------    -----------------------
Average shares outstanding - diluted                                      33,098        29,815        30,655        28,371
   Effect of Roadway acquisition on diluted average
     shares outstanding                                                    3,036             -           766             -
                                                                        --------      --------      --------      --------
   Adjusted average shares outstanding - diluted                          30,062        29,815        29,889        28,371

Reconciliation of reported income to adjusted income (after tax):
Reported income (loss)                                                  $   (672)     $ 14,195      $ 40,683      $ 23,973
   Losses (gains) on property disposals                                     (376)         (510)         (100)          261
   Acquisition, spin-off and reorganization charges -
     operating                                                             1,453         1,133         1,991         4,989
   Legal provision                                                         1,248             -         1,248             -
   Conforming accounting policies                                         10,885             -        10,885             -
   Acquisition charges - nonoperating (e)                                  4,340             -         8,540             -
   Roadway LLC net loss (12/12 - 12/31)                                    4,558             -         4,558             -
                                                                        --------      --------      --------      --------
Adjusted income                                                           21,436        14,818        67,805        29,223

Reconciliation of reported diluted earnings per share (EPS)
  to adjusted diluted
   EPS:
Reported diluted EPS                                                       (0.02)         0.48          1.33          0.84
   Losses (gains) on property disposals                                    (0.01)        (0.02)            -          0.01
   Acquisition, spin-off and reorganization charges -
     operating                                                              0.04          0.04          0.06          0.18
   Legal provision                                                          0.04             -          0.04             -
   Conforming accounting policies                                           0.33             -          0.35             -
   Acquisition charges - nonoperating (e)                                   0.13             -          0.28             -
   Roadway LLC net loss (12/12 - 12/31)                                     0.14             -          0.15             -
   Additional shares issued to acquire Roadway                              0.06             -          0.06             -
                                                                        --------      --------      --------      --------
Adjusted diluted EPS                                                        0.71          0.50          2.27          1.03


Pro forma stock option expense (after tax) (f)                               464           316         2,051         1,364
Average shares outstanding - diluted                                      33,098        29,815        30,655        28,371
Pro forma stock option impact on diluted EPS                                0.01          0.01          0.07          0.05



(a)  Represents the results of the former Yellow Corporation entities only.

(b)  Roadway Express and New Penn include twenty calendar days of activity.

(c) Includes approximately $4 million for an industry conference that Yellow Roadway hosts every other year.

(d) Management excludes these items when evaluating operating income and segment performance in order to better evaluate the results of the company's core operations. Acquisition charges consist mostly of marketing and promotional activities. Conforming accounting policies consist primarily of adjustments for recognizing handling costs for workers' compensation, property damage and liability claims.

(e)  Consists entirely of acquisition-related financing costs.

(f) The fair value in accordance with SFAS 123, Accounting for Stock-Based Compensation, not reflected in income.

                   SUPPLEMENTAL ROADWAY FINANCIAL INFORMATION
                   Yellow Roadway Corporation and Subsidiaries


    Roadway LLC Results for the Period December 12 through December 31, 2003
                             (Amounts in thousands)
                                   (Unaudited)


Operating revenue                                           $ 141,018
Operating expenses                                            147,314
                                                            ---------
Operating loss                                                 (6,296)
Nonoperating expenses                                             906
                                                            ---------
Loss before income tax                                         (7,202)
Income tax benefit                                             (2,644)
                                                            ---------
Net loss                                                    $  (4,558)
                                                            =========


Note: Roadway Corporation was a separate, publicly traded entity until the acquisition by Yellow on December 11, 2003. Since the acquisition date, the Roadway entities (Roadway Express and New Penn) have been consolidated under Roadway LLC (a wholly-owned subsidiary of Yellow Roadway). As a result of the acquisition, Roadway LLC has reported its results under a new basis of accounting and has conformed its accounting policies to be consistent with the policies of Yellow Roadway Corporation.


--------------------------------------------------------------------------------

                           Roadway Comparative Results
                   (Amounts in millions, except for workdays)
                                   (Unaudited)

       If the acquisition had not occurred, the accounting basis had not been changed due to purchase accounting, and accounting policies had not been conformed, the company estimates that results would have been as follows:



                                                            Sixteen weeks
                                                          Ended December 31
                                                          -----------------
                                                            2003       2002
                                                          ------     ------
Revenue (delivery basis)                                  $  956     $1,074

Adjusted operating income from continuing operations          17(a)      55

Number of workdays                                            74         78




Note: The results for the sixteen weeks ended December 31, 2003 are not intended to reflect results under GAAP.


   (a) Reported operating loss (12/12 - 12/31)            $   (6)
       Operating loss (9/14 - 12/11)                         (24)
       Acquisition-related charges, changes
       in basis of accounting and conforming
       accounting policies                                    47
                                                          ------
         Adjusted operating income                        $   17

                             STATISTICAL INFORMATION
                              Yellow Transportation
                     For the Three Months Ended December 31
                   (Amounts in thousands except per unit data)


                                              Three Months                          Amount/Workday
                                        ----------------------               ---------------------------
                                            2003         2002          %            2003           2002        %
                                        -------------------------------------------------------------------------
Workdays                                                                              62            62

Revenue:
     LTL                               $ 670,787    $ 640,791         4.7     $ 10,819.1     $ 10,335.3       4.7
     TL                                   50,978       49,070         3.9          822.2          791.5       3.9
                                       ---------    ---------                 ----------     ----------
     Subtotal - pickup basis             721,765      689,861         4.6       11,641.3       11,126.8       4.6
     Revenue recognition adjustment          242        2,170       (88.8)           4.0           35.0     (88.8)
                                       ---------    ---------                 ----------     ----------
     Total - as reported                 722,007      692,031         4.3       11,645.3       11,161.8       4.3

Tonnage - pickup basis:
     LTL                                   1,631        1,614         1.1          26.30          26.03       1.1
     TL                                      317          300         5.8           5.12           4.84       5.8
     Total                                 1,948        1,914         1.8          31.42          30.87       1.8

Shipments - pickup basis:
     LTL                                   3,266        3,230         1.1          52.68          52.10       1.1
     TL                                       43           41         3.8           0.69           0.66       3.8
     Total                                 3,309        3,271         1.2          53.37          52.76       1.2

Revenue/cwt. - pickup basis:
     LTL                               $   20.57    $   19.85         3.6
     TL                                     8.03         8.18        (1.8)
     Total                                 18.52        18.02         2.8

Revenue/cwt. - pickup basis:
  (excluding fuel surcharge)
     LTL                                   19.99        19.32         3.5
     TL                                     7.83         8.00        (2.1)
     Total                                 18.01        17.55         2.6

Revenue/shipment - pickup basis:
     LTL                                  205.36       198.39         3.5
     TL                                 1,196.02     1,195.26         0.1
     Total                                218.12       210.90         3.4

                            STATISTICAL INFORMATION
                                 Roadway Express
                     For the Sixteen Weeks Ended December 31
                   (Amounts in thousands except per unit data)



                                              Sixteen Weeks                             Amount/Workday
                                       ---------------------------               ---------------------------
                                             2003           2002          %            2003           2002         %
                                       --------------------------------------------------------------------------------
Workdays                                                                                 74             78

Revenue - delivery basis:
     LTL                               $  814,385     $  932,793       (12.7)    $ 11,005.2     $ 11,958.9       (8.0)
     TL                                    73,792         73,664         0.2          997.2          944.4        5.6
                                       ----------     ----------                 ----------     ----------
     Total                                888,177      1,006,457       (11.8)      12,002.4       12,903.3       (7.0)

Tonnage - delivery basis:
     LTL                                    1,813          2,097       (13.5)         24.50          26.88       (8.9)
     TL                                       431            430         0.2           5.82           5.52        5.5
     Total                                  2,244          2,527       (11.2)         30.32          32.40       (6.4)

Shipments - delivery basis:
     LTL                                    3,723          4,494       (17.2)         50.31          57.62      (12.7)
     TL                                        52             53        (1.9)          0.70           0.67        5.0
     Total                                  3,775          4,547       (17.0)         51.01          58.29      (12.5)

Revenue/cwt. - delivery basis:
     LTL                               $    22.47     $    22.24         1.0
     TL                                      8.56           8.57        (0.1)
     Total                                  19.79          19.91        (0.6)

Revenue/cwt. - delivery basis:
  (excluding fuel surcharge)
     LTL                                    21.78          21.63         0.7
     TL                                      8.30           8.34        (0.5)
     Total                                  19.19          19.37        (0.9)

Revenue/shipment - delivery basis:
     LTL                                   218.74         207.56         5.4
     TL                                  1,419.08       1,389.89         2.1
     Total                                 235.28         221.35         6.3

                             STATISTICAL INFORMATION
                                    New Penn
                     For the Sixteen Weeks Ended December 31
                   (Amounts in thousands except per unit data)



                                            Sixteen Weeks                        Amount/Workday
                                       -----------------------              ------------------------
                                          2003          2002        %           2003          2002        %
                                       ----------------------------------------------------------------------
Workdays                                                                          74            78

Revenue - delivery basis:
     LTL                              $ 63,100      $ 63,402     (0.5)       $ 852.7       $ 812.8       4.9
     TL                                  4,301         4,251      1.2           58.1          54.5       6.6
                                      --------      --------                 -------       -------
     Total                              67,401        67,653     (0.4)         910.8         867.3       5.0

Tonnage - delivery basis:
     LTL                                   252           258     (2.3)          3.41          3.31       3.0
     TL                                     39            39        -           0.52          0.50       3.4
     Total                                 291           297     (2.0)          3.93          3.81       3.2

Shipments - delivery basis:
     LTL                                   556           577     (3.6)          7.51          7.40       1.6
     TL                                      5             5        -           0.07          0.06       5.4
     Total                                 561           582     (3.6)          7.58          7.46       1.6

Revenue/cwt. - delivery basis:
     LTL                               $ 12.52       $ 12.29      1.9
     TL                                   5.48          5.43      0.9
     Total                               11.57         11.39      1.6

Revenue/cwt. - delivery basis:
  (excluding fuel surcharge)
     LTL                                 12.52         12.29      1.9
     TL                                   5.48          5.43      0.9
     Total                               11.57         11.39      1.6

Revenue/shipment - delivery basis:
     LTL                                113.49        109.88      3.3
     TL                                 860.16        850.20      1.2
     Total                              120.14        116.24      3.4
